As filed with the Securities and Exchange Commission on August 6, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUANTERIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-8957988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
900 Middlesex Turnpike
Billerica, MA 01821
(617) 301-9400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
E. Kevin Hrusovsky
Chairman, President and Chief Executive Officer
Quanterix Corporation
900 Middlesex Turnpike
Billerica, MA 01821
(617) 301-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William T. Whelan, Esq. Megan N. Gates, Esq. John P. Condon, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	John J. Fry, Esq. Brian P. Keane, Esq. Quanterix Corporation 900 Middlesex Turnpike Billerica, MA 01821 (617) 301-9400
Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-230399
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	$16,260,105.49(1)	$2,110.57

(1)
Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $200,000,000 on a Registration Statement on Form S-3 (File No. 333-230399), which was declared effective on May 10, 2019. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $16,260,105.49 is hereby registered.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement is being filed by Quanterix Corporation, a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV.A. to Form S-3. The contents of the Registration Statement on Form S-3 (File No. 333-230399) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on May 10, 2019, are incorporated by reference into this Registration Statement.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.
Exhibits and Financial Statements Schedules.

(a)   Exhibits.   All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (File No. 333-230399) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:
Exhibit Number	Description of Exhibit
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
24.1*	Power of Attorney

*
Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-230399), originally filed with the Securities and Exchange Commission on March 19, 2019 and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on August 6, 2020.
Quanterix Corporation
By:
/s/ E. Kevin Hrusovsky

E. Kevin Hrusovsky
Chairman, President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ E. Kevin Hrusovsky E. Kevin Hrusovsky	Chairman, President and Chief Executive Officer and Director (principal executive officer)	August 6, 2020
/s/ Amol Chaubal Amol Chaubal	Chief Financial Officer (principal financial officer and principal accounting officer)	August 6, 2020
/s/ John M. Connolly John M. Connolly	Director	August 6, 2020
/s/ Keith L. Crandell Keith L. Crandell	Director	August 6, 2020
/s/ Marijn Dekkers, Ph.D. Marijn Dekkers, Ph.D.	Director	August 6, 2020
/s/ Sarah Hlavinka Sarah Hlavinka	Director	August 6, 2020
/s/ Martin D. Madaus, Ph.D. Martin D. Madaus, Ph.D.	Director	August 6, 2020
/s/ Paul M. Meister Paul M. Meister	Director	August 6, 2020
/s/ David R. Walt, Ph.D. David R. Walt, Ph.D.	Director	August 6, 2020